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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2003, except for Note 13, as to which the date is February 3, 2004, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-109965) and the related Prospectus of Dynavax Technologies Corporation for the registration of shares of its common stock.


                                                 Ernst & Young LLP

Palo Alto, California
February 3, 2004